UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2020

VISIUM TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-04496677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4094 Majestic Lane, Suite 360
Fairfax, Virginia 22033
(Address of principal executive offices, including zip code)

(703) 273-0383
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]
Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01
 Entry into a Material Definitive Agreement

Securities Purchase Agreement and Promissory Notes.

On October 21, 2020, Visium Technologies, Inc. a Florida corporation (the “Company”) entered into a securities purchase agreement (the “SPA”) with two individual investors (the "Investors") pursuant to which the Company issued to each Investor an 8% Unsecured Promissory Note, (collectively the “Notes”) in the total aggregate principal amount of $150,000 in exchange for $150,000 cash and 90,000,000 shares of restricted common stock of the Company, par value $0.0001 in the aggregate. The Notes were funded by the Investors on October 21, 2020. The Note proceeds will be used by the Company to pay off in full two convertible notes and for general working capital purposes. The SPA includes customary representations, warranties and covenants.

The Note matures 12 months after the date of issuance.

The foregoing descriptions of the SPA and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the SPA and the Note, copies of the forms of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03
 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 8.01.
 Other

On October 22, 2010, the Company issued a press release announcing the closing of the SPA and funding of the Notes, and the use of such proceeds.  The press release is annexed hereto as Exhibit 99.1.

Section 9- Financial Statements and Exhibits

Item 9.01.
 Financial Statements and Exhibits.

(d) Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit No.:	Description:
4.1	Form of Unsecured Promissory Note issued on October 21, 2020, by Visium Technologies, Inc.*
10.1	Form of Securities Purchase Agreement, dated October 21, 2020.*
99.1	Press release, dated October 22, 2020.*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: October 22, 2020	By:	/s/ Mark Lucky
Mark Lucky
Chief Executive Officer